Exhibit 10.23.2

BANCO DE CREDITO OVERSEAS LIMITED

NASSAU - BAHAMAS

September 12th, 2002

Mr. Erik Peitz
Doe Run Peru
Victor Andrés Belaunde 147
Torre Real Piso 9
San Isidro

Dear sir:

Please be informed that due to the closure of Banco de Credito’s New York Branch offices all communications for BCOL on behalf of Doe Run Peru and Doe Run Resources must be directed to the attention of Reynaldo Llosa B. and sent to the following address:

Calle Centenario s/n
Santa Patricia, La Molina
Piso 1
Area de Banca Corporativa

Best regards,

/s/ Walter Bayly
Walter Bayly
Senior Vice President

BANCO DE CREDITO OVERSEAS LIMITED

NASSAU - BAHAMAS

September 12th, 2002

Doe Run Peru
Victor Andrés Belaunde 147
Torre Real Piso 9
San Isidro

At. Mr. Erik Peitz

Dear Sirs:

Please be informed that we have received by fax the necessary documentation needed in order to terminate and pay any outstanding debt for the Contract for Loan in Foreign Currency for the sum of US$ 125,000,000 with value date September 12, 2002.

As agreed we will cancel this operation with back value Sept 12th as soon as the original documentation is received by us.

Sincerely,

/s/ Walter Bayly
Walter Bayly
Senior Vice-President

[LETTERHEAD OF THE DOE RUN COMPANY]

September 12, 2002

Mr. Kenneth E. Hecker
Mr. Anthony W. Worcester
Doe Run Peru S.R.L.
Avenida Victor Andres Belaunde 147
Centro Empresarial
Camino Real Torre 3
Piso 9
San Isidro
Lima, PERU

RE:          Contract for Loan in Foreign Currency and Special Term Deposit

Dear Messrs. Hecker and Worcester:

This letter sets forth our agreement as of this date that The Doe Run Resources Corporation hereby authorizes Doe Run Peru S.R.L. to instruct Banco de Credito Overseas Limited (the “Bank”) to offset DRR’s Special Term Deposit in the amount of US$125,000,000.00 plus interest accrued to date, held by such Bank, against the prepayment in full of the Contract for Loan in Foreign Currency dated March 12, 1998 and the related Promissory Note of Doe Run Peru S.R.L., as successor in interest by merger to Doe Run Mining S.R. Ltda.

To effect such authorization, Doe Run Peru hereby agrees to execute that certain Subordinated Promissory Note of even date herewith in the principal amount of US$139,062,500.00, which promissory note is payable to The Doe Run Resources Corporation and represents the original US$125,000,000.00 note amount plus accrued interest to September 12, 2002.  Accordingly, please execute and deliver the original of the aforesaid note to Marvin Kaiser of our office for safekeeping.

Sincerely,

/s/ Jeffrey L. Zelms
Jeffrey L. Zelms

Cc: Dr. Raul Ferrero

[LETTERHEAD OF THE DOE RUN COMPANY]

September 12, 2002

Banco de Credito Overseas Limited
410 Park Avenue, 9th Floor
New York, New York

RE:                              Cancellation and Offset of Special Term Deposit Contract
Reference:  Account 100986

Ladies and Gentlemen:

This letter is being given to you in connection with that certain special Term Deposit Contract dated as of March 12, 1998 (the “Deposit Contract”) between The Doe Run Resources Corporation (“DRR”) and Banco de Credito Overseas Limited (the “Bank”), wherein DRR deposited the original principal sum of One Hundred Twenty-Five Million and no/100 US Dollars into the account of the Bank and that certain Contract for Loan in Foreign Currency dated as of March 12, 1998 between Doe Run Mining S.R. Ltda. (“DRM”) and the Bank (the “Loan Document”), together with that certain Promissory Note of DRM dated March 12, 1998 in the original principal amount of US$125,000,000.00 by DRM (the “Note”) issued pursuant to the Loan Document.  Doe Run Peru S.R.L. (“DRP”) is the successor in interest to DRM by merger effective as of June 1, 2001.

Pursuant to this Letter, please be advised of our decision to cancel the DRR deposit No. 67600999 opened in your Bank pursuant to the aforementioned Deposit Contract for the sum of One Hundred Twenty-Five Million and no/100 US Dollars (US$125,000,000.00) with value date September 12, 2002, plus all accrued interest, and to apply the entire principal and interest against the Loan Document and Note of DRP as successor in interest to DRM, with such offset effective as of this date.  Accordingly, the funds from the DRR deposit will be used to cancel the related DRP credit facility with the Bank No. 528286 for the same amount.

Best Regards,

/s/ Jeffrey L. Zelms
Jeffrey L. Zelms